UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

OPTIMUMBANK HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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September 13, 2011

Dear Shareholder:

We have previously mailed you proxy materials for the Special Meeting of Shareholders of OptimumBank Holdings, Inc. to be held on September 28, 2011.

According to our latest records we have not yet received your vote. The Special Meeting is now only a short time away. It is important that you sign and return your proxy today in order to make sure that your shares will be voted at the meeting in accordance with your desires.

Your board of directors recommends that you vote FOR proposals 1, 2 and 3.

In the event that your proxy material has been misplaced, we are enclosing for your use a duplicate proxy card and a return envelope.

Please sign and date the enclosed proxy card (or follow the telephone & internet instructions on the proxy card) today. In the event that two proxy cards are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for your cooperation and continued support.

Sincerely,

OPTIMUMBANK HOLDINGS, INC.

By:	/s/ Richard L. Browdy

Richard L. Browdy,

President

September 13, 2011

Dear Shareholder:

You were recently mailed proxy materials relative to the Special Meeting of Shareholders of OptimumBank Holdings, Inc. to be held on September 28, 2011.

According to the latest records we have not yet received your vote. The Special Meeting is now only a short time away. Your shares are held in the name of a brokerage firm, but your broker cannot vote on these proposals unless they receive your specific instructions. It is important that you sign and return your proxy today in order to make sure that your shares will be voted at the meeting in accordance with your desires.

Your board of directors recommends that you vote FOR proposals 1, 2 and 3.

In the event that your proxy material has been misplaced, we are enclosing for your use a duplicate Voting Instruction Form and a return envelope.

Please sign and date the enclosed Voting Instruction Form (or follow the telephone & internet instructions on the Voting Form) today. In the event that two Voting Instructions Forms are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for your cooperation and continued support.

Sincerely, OPTIMUMBANK HOLDINGS, INC.

By:	/s/ Richard L. Browdy

Richard L. Browdy,

President